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                                                                     EXHIBIT 5.3

                            [BRYAN CAVE LETTERHEAD]


August 25, 2003

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

Ladies and Gentlemen:

We have acted as special New York counsel to Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and RGA Capital Trust III and RGA Capital Trust IV, each a Delaware statutory trust (each, a "Trust", and collectively, the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"); (ii) warrants to purchase Common Stock (the "Common Stock Warrants"); (iii) shares of Preferred Stock of the Company, par value $0.01 per share, (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iv) warrants to purchase Preferred Stock (the "Preferred Stock Warrants"); (v) debt securities, which may be senior (the "Senior Debt Securities"), subordinated (the "Subordinated Debt Securities") or junior subordinated (the "Junior Subordinated Debt Securities" and, collectively with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"); (vi) warrants to purchase Debt Securities (the "Debt Security Warrants"); (vii) warrants to purchase other securities ("Other Warrants" and, collectively with the Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants, the "Securities Warrants"); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities, Depositary Shares or Securities Warrants (the "Purchase Contracts"); and (ix) Units (the "Units") of the Company, consisting of one or more of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants, Purchase Contracts, Trust Preferred Securities (as hereinafter defined), Guarantees (as hereinafter defined) and debt obligations of third parties, including U.S. Treasury Securities (the "Third Party Debt Securities"). The Registration Statement also relates to the registration under the Act of trust preferred securities of the Trusts (the "Trust Preferred Securities") and guarantees of the Trust Preferred Securities by the Company (the "Guarantees"). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Securities Warrants, the Purchase Contracts, the Guarantees and the Units are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time

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Reinsurance Group of America, Incorporated
August 25, 2003
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as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") filed pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $800,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Senior Debt Securities will be issued under a Senior Indenture, dated as of December 19, 2001, between the Company and The Bank of New York, as Trustee (the "Senior Trustee"), as supplemented (the "Senior Indenture"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Indenture") between the Company and the subordinated indenture trustee (the "Subordinated Indenture Trustee"). The Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture, dated as of December 18, 2001, between the Company and The Bank of New York, as Trustee (the "Junior Subordinated Indenture Trustee"), as supplemented (the "Junior Subordinated Indenture"). The Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture are hereinafter referred to collectively as the "Indentures."

The Depositary Shares will be issued pursuant to a deposit agreement between the Company and a depositary agent to be specified therein (the "Depositary Agent").

The Common Stock Warrants will be issued under a common stock warrant agreement (the "Common Stock Warrant Agreement") between the Company and a common stock warrant agent to be specified therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the "Preferred Stock Warrant Agreement") between the Company and a preferred stock warrant agent to be specified therein. The senior debt security warrants will be issued under a senior debt security warrant agreement (the "Senior Debt Security Warrant Agreement") among the Company, the senior debt security warrant agent and the Senior Trustee. The subordinated debt security warrants will be issued under a subordinated debt security warrant agreement (the "Subordinated Debt Security Warrant Agreement") among the Company, a subordinated debt security warrant agent to be specified therein and the Subordinated Indenture Trustee. The Other Warrants will be issued under a warrant agreement (the "Other Warrant Agreement") between the Company, the applicable Trustee and a warrant agent to be specified therein. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement and the Other Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements." Each party to a Warrant Agreement other than the Company is referred to hereinafter as a "Counterparty."

The Purchase Contracts will be issued pursuant to a purchase contract agreement (the "Purchase Contract Agreement") between the Company and a purchase contract agent to be specified therein (the "Purchase Contract Agent").



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Reinsurance Group of America, Incorporated
August 25, 2003
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The Units will be issued under a unit agreement (the "Unit Agreement") between the Company and a unit agent to be specified therein (the "Unit Agent").

The Guarantees will be issued pursuant to a guarantee agreement (the "Guarantee Agreement") between the Company and a guarantee trustee to be specified therein (the "Guarantee Trustee").

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement, including the Senior Indenture, the Junior Subordinated Indenture, the form of the Subordinated Indenture and the form of the Guarantee Agreement attached thereto as Exhibits 4.1, 4.2, 4.3 and 4.12, respectively, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of each person that executed documents, the authenticity of documents submitted to us as originals, and the conformity to authentic originals of documents submitted to us as certified copies or photocopies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Senior Indenture Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Subordinated Indenture Trustee; (3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will be the valid and legally binding obligation of the Junior Subordinated Indenture Trustee; (4) at the time of execution, issuance and delivery of the Receipts, the Deposit Agreement will be the valid and legally binding obligation of the Depositary Agent; and (5) at the time of the execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (6) at the time of the execution, issuance and delivery of the Guarantees, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee; (7) at the time of the execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (8) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Senior Debt Securities, the Senior Indenture will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Senior Indenture Trustee; (2) at the time of execution, authentication, issuance and delivery of the Subordinated Debt Securities, the Subordinated Indenture will have been duly authorized, executed and delivered by the Company and the Subordinated Indenture Trustee; (3) at the time of execution, authentication, issuance and delivery of the Junior Subordinated Debt Securities, the Junior Subordinated Indenture will continue to be in full force and effect and will not have been terminated or rescinded by the Company or the Junior Subordinated Indenture Trustee; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (5) at the time of execution, issuance and delivery of the Receipts, the

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Reinsurance Group of America, Incorporated
August 25, 2003
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Deposit Agreement will have been duly authorized, executed and delivered by the
Company and the Depositary Agent; (6) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; (7) at the time of execution, issuance and delivery of the Guarantee, the Guarantee Agreement will have been duly authorized, executed and delivered by the Company; (8) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company; and (9) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, in reliance thereon and subject to the exceptions, qualifications and limitations stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

         1. With respect to the Receipts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the related Preferred Stock, (b) due filing of Articles of Amendment to the Articles of Incorporation of the Company authorizing and establishing the terms of the Preferred Stock, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of a valid and legally binding Deposit Agreement conforming to the description thereof in the Prospectus, (d) due issuance and delivery of the related Preferred Stock, upon payment of the consideration therefor provided in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or a duly constituted committee thereof (collectively, the "Board"), and (e) due issuance and delivery of Receipts evidencing the Depositary Shares against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

         2. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and
(b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the

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Reinsurance Group of America, Incorporated
August 25, 2003
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Guarantees upon payment of the consideration thereof provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         5. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         6. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, and terms of the Units and to authorize and approve the issuance of the Securities which are components of the Units, the terms of the offering thereof and related matters, (b) taking by the third parties of all necessary corporate or other action to authorize and approve the issuance and terms of any Third Party Debt Securities which are components of the Units the terms of the offering thereof and related matters and (c) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Securities, that are components of such Units, and such Third Party Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Deposit Agreement, in the case of Depositary Shares or Receipts, (ii) Warrant Agreement, in the case of Securities Warrants, (iii) Guarantee Agreement, in the case of the Guarantees,
(iv) Purchase Contract Agreement, in the case of Purchase Contracts, (v) Indenture, in the case of Debt Securities, (vi) Certificate of Trust and Trust Agreement, in the case of Trust Preferred Securities, and (vii) indenture or other authorizing document, in the case of Third Party Debt Securities, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.



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Reinsurance Group of America, Incorporated
August 25, 2003
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In addition to the limitations set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

         (a) Our opinions expressed above are subject to and limited by the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (ii) general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law,
(iii) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         (b) Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

         (c) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

         (d) We call your attention to the fact that John C. Danforth, a partner of Bryan Cave LLP, is on the Board of Directors of MetLife, Inc. ("MetLife"), the majority shareholder of the Company. This opinion does not take into account any matters that may come to the attention of John C. Danforth in his capacity as a director of MetLife.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the

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Reinsurance Group of America, Incorporated
August 25, 2003
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category of persons whose consent is required under Section 7 of the Act or the
Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Bryan Cave LLP